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                                                           EXHIBIT 21.1


                                  SUBSIDIARIES

1. CCI Group, Inc., a corporation organized under the laws of Missouri.

2. POSNET Computers, Inc., a corporation organized under the laws of California.

3. Javelin Systems (Europe) Limited, a corporation organized under the laws of England.

4. Javelin Systems International Pte Ltd., a corporation organized under the laws of Singapore.

5. Aspact IT Services (Singapore) Pte Ltd., a corporation organized under the laws of Singapore, and a wholly-owned subsidiary of Javelin Systems International Pte Ltd.

6. Javelin Systems Australia Pty Limited, a corporation organized under the laws of Australia.

7. RGB/Trinet Limited, a corporation organized under the laws of England.

8. Jade Communications Limited, a corporation organized under the laws of England.

9. Dynamic Technologies, Inc., a corporation organized under the laws of Pennsylvania.

10. SB Holdings, Inc., a corporation organized under the laws of Pennsylvania.

11. Restaurant Consulting Services, Inc., a corporation organized under the laws of Delaware.

12. Aspeon Solutions, Inc., a corporation organized under the laws of Delaware.

13. Monument Software Corporation, a corporation organized under the laws of Massachusetts.